Exhibit 4.1

(Face of Security)
THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF.  THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER, OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
THIS SECURITY IS A MASTER GLOBAL SECURITY WITHIN THE MEANING SPECIFIED HEREIN AND REPRESENTS AN INVESTMENT SECURITY WITHIN THE MEANING OF ARTICLE EIGHT OF THE UNIFORM COMMERCIAL CODE (“NY UCC”).  THIS SECURITY IS SUBJECT TO AND GOVERNED BY SECTION 8-202 OF THE NY UCC.  THE TERMS OF ANY SUPPLEMENTAL OBLIGATION REPRESENTED HEREBY ARE INCORPORATED BY REFERENCE TO THE APPLICABLE PRICING SUPPLEMENT.  BY ACCEPTANCE OF THIS SECURITY, THE HOLDER IS DEEMED TO HAVE KNOWLEDGE OF SUCH TERMS AND TO HOLD SUCH SUPPLEMENTAL OBLIGATION(S) SUBJECT TO AND IN ACCORDANCE WITH SUCH TERMS.

ROYAL BANK OF CANADA
Structured Warrants
(Master Global Security)

This security will not constitute a deposit that is insured under the Canada Deposit Insurance Corporation Act or by the United States Federal Deposit Insurance Corporation.

ROYAL BANK OF CANADA
Structured Warrants
(Master Global Security)

This Security is a Global Security within the meaning of the Indenture (as defined in Section 1 on the reverse hereof) and represents one or more Supplemental Obligations, as such term is defined in the Indenture, of Royal Bank of Canada, a Schedule I bank under the Bank Act (Canada) (hereinafter the “Bank”, which term includes any successor Person under the Indenture).  The terms of each Supplemental Obligation are and will be reflected in this Security, the Bank’s prospectus dated October 19, 2018 (as it may be supplemented by the prospectus supplement specified from time to time in the Distribution Agreement, dated October 19, 2018, as it may be supplemented or amended from time to time, the “Prospectus”), relating to such Supplemental Obligation, and in pricing supplement(s) identified on Annex A attached hereto (each such pricing supplement, together with the Prospectus and any product-specific prospectus supplement designated therein (if applicable), a “Pricing Supplement”), which Pricing Supplement(s) are on file with the Trustee hereinafter referred to.  With respect to each Supplemental Obligation, the description and terms of such Supplemental Obligation contained in the applicable Pricing Supplement are hereby incorporated by reference herein and are deemed to be a part of this Security as of the Original Issue Date specified on Annex A.  Each reference to “this Security” or a “Security of this series” includes and shall be deemed to refer to each Supplemental Obligation.
With respect to each Supplemental Obligation, every term of this Security is subject to modification, amendment, supplementation or elimination through the incorporated terms of the applicable Pricing Supplement, whether or not the phrase “unless otherwise provided in the Pricing Supplement” or language of similar import precedes the term of this Security so modified, amended or eliminated.  Without limiting the foregoing, in the case of each Supplemental Obligation, the Holder of this Security is directed to the applicable Pricing Supplement for a description of certain terms of such Supplemental Obligation, including the manner of determining the amount of cash payable or (if applicable) securities deliverable upon exercise or expiration, and the amount payable upon any acceleration of such Supplemental Obligation.
Terms that are used and not defined in this Security but that are defined in the Indenture are used herein as defined therein.
This Security is a “Master Global Security”, which term means a Global Security that provides for incorporation therein of the terms of Supplemental Obligations by reference to the applicable Pricing Supplements, substantially as contemplated herein.

The Bank, for value received, hereby promises to pay to CEDE & Co., as nominee for The Depository Trust Company, or registered assigns, on each applicable payment date, the amount of cash or securities with respect to each Supplemental Obligation as specified, and solely if and to the extent so specified, in the applicable Pricing Supplement.

1.	Manner of Payment – U.S. Dollars
Except as provided in the next paragraph, payments due on any Supplemental Obligation in U.S. dollars will be made at the office or agency of the Bank maintained for that purpose in The City of New York (or at any other office or agency maintained by the Bank for that purpose).
Payment of any amount payable on any Supplemental Obligation in U.S. dollars will be made by wire transfer of immediately available funds to an account maintained by the payee with a bank located in the Borough of Manhattan, The City of New York, if (i) the original aggregate consideration paid by investors for the securities constituting such Supplemental Obligation is at least $1,000,000 and (ii) the Holder entitled to receive such payment transmits a written request for such payment to be made in such manner to the Trustee at its Corporate Trust Office, on or before the fifth Business Day before the day on which such payment is to be made.  Any such request made with respect to any payment on such Supplemental Obligation payable to a particular Holder will remain in effect for all later payments on such Supplemental Obligation payable to such Holder, unless such request is revoked on or before the fifth Business Day before a payment is to be made, in which case such revocation shall be effective for such and all later payments.  The Bank will pay any administrative costs imposed by banks in connection with making payments by wire transfer with respect to this Security, but any tax, assessment or other governmental charge imposed upon any payment will be borne by the Holder of this Security and may be deducted from the payment by the Bank or the Paying Agent.
2.	Manner of Payment – Other Specified Currencies
Payment of any amount payable on any Supplemental Obligation in other than U.S. dollars will be made by wire transfer of immediately available funds to such account as is maintained in the applicable currency at a bank or other financial institution acceptable to the Bank and the Trustee and as shall have been designated at least five Business Days prior to the applicable payment date by the Person entitled to receive such payment.  Such account designation shall be made by transmitting the appropriate information to the Trustee at its Corporate Trust Office in the Borough of Manhattan, The City of New York, by mail, hand delivery, telecopier or in any other manner approved by the Trustee.  Unless revoked, any such account designation made with respect to any Supplemental Obligation by the Holder hereof will remain in effect with respect to any further payments with respect to such Supplemental Obligation payable to such Holder.  If a payment in a currency other than U.S. dollars with respect to any Supplemental Obligation cannot be made by wire transfer because the required account designation has not been received by the Trustee on or before the requisite date or for any other reason, the Bank will cause a notice to be given to the Holder of this Security at its registered address requesting an account designation pursuant to which such wire transfer can be made and such payment will be made within five Business Days after the Trustee’s receipt of such a designation meeting the requirements specified above, with the same force and effect as if made on the due date.  The Bank will pay any administrative costs imposed by banks in connection with making payments by wire transfer with respect to this Security, but any tax, assessment or other governmental charge imposed upon any payment will be borne by the Holder of this Security and may be deducted from the payment by the Bank or the Paying Agent.

3.	Manner of Payment – Global Securities
Notwithstanding any provision of an applicable Pricing Supplement or the Indenture, the Bank may make any and all payments due on this Security pursuant to the applicable procedures of the Depositary for this Security as permitted in the Indenture.
Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Bank has caused this instrument to be duly executed.
ROYAL BANK OF CANADA

Dated: October 19, 2018	By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Master Warrant]

CERTIFICATE OF AUTHENTICATION
This is one of the Securities designated therein referred to in the within-mentioned Indenture.
Dated: October 19, 2018

THE BANK OF NEW YORK MELLON,
as Trustee

By:
Authorized Signatory

[Signature Page to Master Warrant]

[REVERSE OF SECURITY]
1.	Securities and the Indenture
This Security is one of a duly authorized issue of securities of the Bank (herein called the “Securities”), issued and to be issued in one or more series under a Warrant Indenture, dated as of October 19, 2018 (together, and as it may be amended or supplemented from time to time, the “Indenture,” which term shall have the meaning assigned to it in such instrument), between the Bank and The Bank of New York Mellon, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Bank, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.  In the event of any conflict between the Indenture and any Pricing Supplement, the Pricing Supplement shall prevail with respect to the applicable Supplemental Obligation, to the extent lawful.
2.	Calculation Agent and Exchange Rate Agent
The Bank has initially appointed the institutions named in the applicable Pricing Supplement as Calculation Agent or Exchange Rate Agent, as the case may be, to act as such agents with respect to the Supplemental Obligation described in such Pricing Supplement; however, the Bank may, in its sole discretion, appoint any other institution (including any Affiliate of the Bank) to serve as any such agent from time to time.  The Bank will give the Trustee prompt written notice of any change in any such appointment.  Insofar as this Security or the applicable Pricing Supplement provides for any such agent to obtain rates, quotes or other data from a bank, dealer or other institution for use in making any determination hereunder, such agent may do so from any institution or institutions of the kind contemplated hereby notwithstanding that any one or more of such institutions are any such agent, Affiliates of any such agent or Affiliates of the Bank.
All determinations made by the Calculation Agent or the Exchange Rate Agent with regard to a Supplemental Obligation may be made by such agent in its sole discretion and, absent manifest error, shall be conclusive for all purposes and binding on the Holder of this Security and the Bank.  Neither the Calculation Agent nor the Exchange Rate Agent shall have any liability therefor.
References in this Security to U.S. dollars shall mean, as of any time, the coin or currency that is then legal tender for the payment of public and private debts in the United States of America.
References in this Security to the euro shall mean the currency introduced at the start of the third stage of European economic and monetary union pursuant to the Treaty on the Functioning of the European Union, as amended.
With respect to any Supplemental Obligation, references in this Security to a particular currency other than U.S. dollars and euros shall mean, as of any time, the coin or currency that is then legal tender for the payment of public and private debts in the country issuing such currency on the Original Issue Date for such Supplemental Obligation.

3.	Redemption at the Option of the Bank
Unless otherwise specified in the applicable Pricing Supplement, a Supplemental Obligation shall not be redeemable at the option of the Bank before the Expiration Date stated in the applicable Pricing Supplement.
In the event of redemption of this Global Security in part only, annotation of such partial cancellation or redemption shall be made on Annex B.

4.	Repayment at the Option of the Holder
A Supplemental Obligation will only be subject to repayment at the option of the Holder as provided in the applicable Pricing Supplement.
5.	[Reserved]
6.	[Reserved]
7.	Modification and Waiver
The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Bank and the rights of the Holders of the Supplemental Obligations to be affected under the Indenture at any time by the Bank and the Trustee with the consent of the Holders of a majority of the Warrants at the time Outstanding of each Supplemental Obligation to be affected.  The Indenture also contains provisions permitting the Holders of specified percentages at the time Outstanding, on behalf of the all Holders of the applicable Supplemental Obligation, to waive compliance by the Bank with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and the Persons who are beneficial owners of interests represented hereby, and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
8.	Remedies
As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to a Supplemental Obligation and the Holders of not less than 25% of the number of Warrants represented by such Supplemental Obligation at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority of the number of Warrants represented by a Supplemental Obligation at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 90 days after receipt of such notice, request and offer of indemnity.  The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment due hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Bank, which is absolute and unconditional, to pay the amounts due on this Security at the times, place and rate, and in the coin or currency, herein prescribed.
9.	Transfer or Exchange
As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Bank in any place where the payments due on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Bank and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of like terms, of Authorized Denominations and for the same number of Warrants, will be issued to the designated transferee or transferees.
Securities are issuable only in registered form without coupons in “Authorized Denominations”, which term shall have the following meaning.  The Authorized Denominations shall be 100 Warrants and integral multiples thereof.  As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like number of Warrants exchanged and of like terms of a different Authorized Denomination, as requested by the Holder surrendering the same.
No service charge shall be made for any such registration of transfer or exchange of Securities as provided above, but the Bank or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
Prior to due presentment of this Security for registration of transfer, the Bank, the Trustee and any agent of the Bank or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Bank, the Trustee nor any such agent shall be affected by notice to the contrary.
This Security shall be subject to the provisions of the Indenture relating to Global Securities, including the limitations in Section 305 thereof on transfers and exchanges of Global Securities.

This Security is a Master Global Security and may be exchanged at any time, solely upon the request of the Bank to the Trustee, for one or more Global Securities representing the same aggregate number of Warrants, each of which may or may not be a Master Global Security, as requested by the Bank.  Each such replacement Global Security that is a Master Global Security shall reflect such of the Supplemental Obligations as the Bank shall request.  Each such replacement Global Security that is not a Master Global Security shall represent one (and only one) Supplemental Obligation as requested by the Bank, and such Global Security shall be appropriately modified so as to reflect the terms of such Supplemental Obligation.
10.	Defined Terms
All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.
11.	Governing Law
Except as otherwise provided in the Indenture, this Security and the Indenture shall be governed by and construed in accordance with the laws of the State of New York.

ANNEX A
Pricing Supplement (Name and/or Accession Number)	CUSIP Number and Title of Supplemental Obligation	Number of Warrants Represented by Supplemental Obligation	Original Issue Date	Decrease in Number of Warrants	Increase in Number of Warrants	Effective Date of Increase or Decrease	Trustee Notation

A-1

ANNEX B
SCHEDULE OF EXCHANGES OF SUPPLEMENTAL OBLIGATIONS
The following exchanges of a part of this Global Security for physical certificates or a part of another Global Security have been made:

Date of Exchange	Amount of Decrease in Number of Warrants Represented by this Global Security	Amount of Increase in Number of Warrants Represented by this Global Security	Number of Warrants Represented by this Global Security Following such Decrease (or Increase)	Signature of Authorized Officer of Trustee

B-1

ABBREVIATIONS
The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM –	as tenants in common	UNIF GIFT MIN ACT ______ Custodian _______
TEN ENT -	as tenants by the entireties	(Cust) (Minor)
JT TEN -	as joint tenants with right	Under Uniform Gifts to Minors Act
of survivorship and not as
	tenants in common	(State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby
sell(s), assign(s) and transfer(s) unto
PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER OF
ASSIGNEE

PLEASE PRINT OR TYPE NAME AND ADDRESS
INCLUDING ZIP CODE OF ASSIGNEE

the within Security and all rights thereunder, hereby irrevocably constituting and appointing attorney
to transfer said Security on the books of the Bank, with full power of substitution in the premises.
Date:	By:

Notice: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any other change whatever.